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                                                                    EXHIBIT 99.1


                    POWER OF ATTORNEY AND CUSTODY AGREEMENT

Reuben F. Richards, Jr.
Thomas G. Werthan
         As Attorneys-in-Fact
c/o Emcore Corporation
394 Elizabeth Avenue
Somerset, New Jersey  08873
Attention:  Thomas G. Werthan

American Stock Transfer & Trust Company
40 Wall Street
New York, New York  10005

Ladies and Gentlemen:

         The undersigned proposes to sell ________ issued and outstanding shares (the "Shares") of common stock, no par value (the "Common Stock"), of EMCORE Corporation, a New Jersey corporation (the "Company"), to a group of underwriters (the "Underwriters") represented by Donaldson, Lufkin & Jenrette Securities Corporation and certain other Underwriters (the "Representatives"), who propose to offer such Shares to the public (the "Offering"), all substantially on the terms and subject to the conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Representatives, the Company and the Selling Shareholders (as defined in the Underwriting Agreement). The Shares include the shares of Common Stock to be sold by the undersigned on the Closing Date (as defined in the Underwriting Agreement), and are represented by the certificate(s) deposited by the undersigned with American Stock Transfer & Trust Company (the "Custodian") hereunder. The undersigned understands that, in connection with the Offering, the Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register the offer and sale of the Shares under the Securities Act of 1933.

         The undersigned hereby acknowledges receipt of a copy of the Registration Statement and of a copy of a preliminary form of the Underwriting Agreement.

         1. APPOINTMENT OF ATTORNEYS-IN-FACT. In connection with the foregoing, the undersigned hereby appoints Reuben F. Richards, Jr. and Thomas G. Werthan, each with full power to act in all respects hereunder in his sole discretion, the true attorneys-in-fact (each an "Attorney-in-Fact"; all references below to Attorney-in-Fact shall be deemed to include either Attorney-in-Fact acting





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individually as the case may be) of the undersigned, with full power and authority in the name of and for and on behalf of the undersigned with respect to all matters arising in connection with the sale of the Shares to the Underwriters pursuant to the Underwriting Agreement and the Pricing Agreement, including, but not limited to, the power and authority:

         (a) to sell, assign and transfer to the Underwriters the Shares at such purchase price per share to be paid by the Underwriters as the Attorney-in-Fact so acting shall determine in his sole and absolute discretion, such purchase price to be the same price per share to be paid by the Underwriters to the Company and the other Selling Shareholders pursuant to the Underwriting Agreement.

         (b) for the purpose of effecting such sale, to execute and deliver the Underwriting Agreement substantially in the form previously delivered to the undersigned, with such changes therein as the Attorney-in-Fact so acting, in his sole and absolute discretion, may determine to be necessary or appropriate, and containing such terms as such Attorney-in-Fact shall determine, including the purchase price per share to be paid by the Underwriters and provisions concerning the Offering, the execution and delivery of the Underwriting Agreement by such Attorney-in-Fact to be conclusive evidence with respect to the undersigned's approval thereof, and to carry out and comply with each and all of the provisions of the Underwriting Agreement;

         (c) in the sole and absolute discretion of the Attorney-in-Fact so acting, to exercise any power conferred upon and to take any action authorized or required to be taken by the undersigned as a Selling Shareholder pursuant to the Underwriting Agreement and, subject to authority otherwise specifically reserved to the Custodian under this Agreement, to give such instructions to the Custodian as the Attorney-in-Fact so acting may determine with respect to
(i) the transfer on the stock record books of the Company of the Shares in order to effect such sale (including the names in which new certificates for the Shares are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Underwriters of the certificates for the Shares against receipt by the Custodian of the purchase price to be paid therefor, and
(iii) the remittance to the undersigned of the proceeds from any sale of the Shares;

         (d) to retain legal counsel in connection with any and all matters referred to herein;

         (e) to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, consents, instructions, certificates, letters and other writings, including communications to the SEC and state securities commissions and amendments to the Underwriting Agreement and to take all action that the Attorney-in-Fact so acting may consider necessary or appropriate in connection with or to carry out the aforesaid sale of the Shares to the Underwriters as fully as the undersigned could if then personally present and acting; and

         (f) to make payment, on behalf and for the account of the undersigned, of all costs and expenses payable by the undersigned pursuant to the provisions of the Underwriting Agreement or otherwise incurred and deemed appropriate by the Attorney-in-Fact so acting, including any applicable stock transfer taxes chargeable to the undersigned and any fees and expenses of the Custodian, out of and to the extent of funds available from the sale of the Shares (the Attorney-in-Fact shall have no personal liability to make such payments out of other funds), all in the sole and absolute discretion of the Attorney-in-Fact so acting (the undersigned hereby expressly promising to repay such Attorney-in-Fact for any such payments made on behalf and for the account of the undersigned by such Attorney-in-Fact).






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         Without limiting the foregoing authority, the Attorney-in-Fact is authorized to (i) request on behalf of the undersigned acceleration of the effectiveness of the Registration Statement and (ii) advise the SEC of the reason the undersigned is selling shares of Common Stock.

         2. APPOINTMENT OF CUSTODIAN; DEPOSIT OF SHARES: INSTRUCTIONS TO THE COMPANY.

         (a) The undersigned hereby appoints American Stock Transfer & Trust Company to act as the Custodian of the certificate(s) representing the Shares on the terms and subject to the conditions set forth in this Agreement.

         (b) The undersigned hereby delivers to the Custodian a certificate or certificates representing the Shares, together with stock powers executed in blank. These certificates are to be held by the Custodian for the account of the undersigned and are to be disposed of by the Custodian in accordance with this Agreement. Such certificates are listed in the schedule attached hereto.

         (c) The undersigned hereby authorizes and directs the Custodian to hold the certificates deposited herewith in its custody with full power in the name of and for and on behalf of the undersigned and:

                  (i) to instruct the Company's transfer agent to issue a certificate or certificates representing the Shares in accordance with the directions of the Representatives, and to permit inspection of such certificates by the Representatives as provided in Section 4 of the Underwriting Agreement;

                  (ii) to deliver, or cause to be delivered, certificates representing the Shares to the Underwriters on the Closing Date fixed in accordance with the Underwriting Agreement against receipt by the Attorney-in-Fact of the consideration provided for in the Underwriting Agreement;

                  (iii) to determine, in the sole and absolute discretion of the Custodian, whether and the time and times when, the purpose for, and the manner in which, any power conferred herein to the Custodian shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by the Custodian pursuant hereto; and

                  (iv) to do all things and perform all acts pursuant to the terms of this Agreement as the Custodian may in its sole and absolute discretion deem appropriate, including, without limitation, the execution and delivery of all certificates, receipts, instruments, letters of transmittal and other documents and papers required, contemplated by, or deemed by the Custodian appropriate in connection with this Agreement to the Representatives, the Company's transfer agent or any other person, and the employment of such counsel or other person or firms as the Custodian in its sole and absolute discretion shall deem necessary.






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         3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby represents warrants and agrees that:

         (a) The undersigned has read the representations and warranties contained in Section 6 of the form of the Underwriting Agreement previously delivered to the undersigned and understands the same, confirms that the same are true and correct, and hereby authorizes the Attorney-in-Fact, acting on behalf of the undersigned, to make such representations and warranties to the Underwriters as provided therein.

         (b) The undersigned has read the form of the Underwriting Agreement previously delivered to the undersigned and understands the same, and hereby authorizes the Attorney-in-Fact to enter into such agreement with the Representatives on behalf of the undersigned and to provide all necessary performance in satisfaction of the terms and conditions of such agreement.

         (c) The undersigned will not make bids for or purchases of or induce bids for or purchases of, directly or indirectly, any shares of Common Stock of the Company until the distribution of all shares of Common Stock being sold in the Offering has been completed. The undersigned has been advised that the Underwriters will notify the Company when the Offering has been completed.

         (d) The undersigned has duly executed and delivered to the Company a questionnaire in connection with the sale of the Shares by the undersigned pursuant to the Underwriting Agreement, and the answers to said questionnaire given by the undersigned are true and correct and do not omit to state a fact required to be stated therein or necessary to make the statements therein not misleading, and any changes to such answers will be supplied by the undersigned as required by said questionnaire.

         4. TERMINATION OF AGREEMENT.

         (a) All power and authority granted or conferred hereby is granted and conferred subject to the interests of the Underwriters, the Company and the other Selling Shareholders and, in consideration of those interests and for the purpose of assuring completion of the transactions contemplated by the Underwriting Agreement and this Agreement, is coupled with an interest and is irrevocable and shall not be terminated by any act of the undersigned or by operation of law, whether by death or the occurrence of any other event, and if after the execution hereof the undersigned shall die or any other such event shall occur, before the completion of the transactions contemplated by the Underwriting Agreement and this Agreement, the Attorney-in-Fact and the Custodian are nevertheless authorized and directed to complete all of such transactions as if such death or other event had not occurred and regardless of notice thereof.






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         (b) Notwithstanding the foregoing, if the Underwriting Agreement shall not be entered into, or if all of the transactions contemplated by the Underwriting Agreement and this Agreement are not completed prior to May 31, 1999, then from and after such date the undersigned shall have the power, by giving written notice to the Attorney-in-Fact, to terminate this Agreement, subject, however, to all lawful action done or performed by the Attorney-in-Fact pursuant hereto prior to the actual receipt of such notice.

         5. LIMITATION OF LIABILITY; INDEMNIFICATION. The undersigned agrees that, whenever the Attorney-in-Fact or the Custodian may obtain the advice of any such counsel as either may select in connection with any matter arising under the Underwriting Agreement or this Agreement, the Attorney-in-Fact or the Custodian, as the case may be, shall not be liable for any action taken or omitted in accordance with such advice. The undersigned agrees to indemnify and hold harmless the Attorney-in-Fact and the Custodian against any and all losses, claims, damages or liabilities (including all costs, legal and other expenses) incurred as a result of any action taken or omitted by the Attorney-in-Fact or the Custodian in accordance with the Underwriting Agreement or this Agreement (including, without limitation, the establishment of the price under the Underwriting Agreement), whether or not under the advice of counsel, except with respect to any losses, claims, damages or liabilities which shall be finally adjudicated to be the result of gross negligence or willful misconduct of the Attorney-in-Fact or the Custodian, respectively.

         6. APPLICABLE LAW. The validity, enforceability, interpretation, and construction of this Agreement shall be determined in accordance with the laws of the State of New York, and this Agreement shall inure to the benefit of, and shall be binding upon, the undersigned and the undersigned's heirs, executors, administrators, successors and assigns, as the case may be.

         7. RETURN OF UNDELIVERED SHARES. If the Shares are not accepted by the Underwriters against payment therefor in accordance with the terms and provisions of the Underwriting Agreement, or if the Underwriting Agreement shall be otherwise terminated pursuant to the provisions thereof, the Custodian shall return to the undersigned the certificate(s) referred to in Section 2(b) of this Agreement and held by it for the account of the undersigned hereunder.

         8. MISCELLANEOUS. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Until delivery of the consideration provided for in the Underwriting Agreement has been made to the Attorney-in-Fact by or for the account of the Underwriters, the undersigned shall remain the owner of the Shares and shall have all rights thereto which are not inconsistent with this Agreement.




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         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney and Custody Agreement to be executed this ____ day of __________, 1999.




                                             ----------------------------------
                                             Print Name:

(Signature(s) must correspond with the
name(s) in which the deposited certificate(s) representing shares of Common Stock were issued.)



Witnessed:


----------------------------------



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         The certificate(s) representing Shares of Common Stock of the Company delivered herewith to the Custodian by the above-named Selling Shareholder pursuant to this Power of Attorney and Custody Agreement are identified as follows:

                              Number of Securities
                                 Transferred in
                              Accordance Herewith



    Common Stock                      Number
    Certificate                         of                       Registered
      Numbers                         Shares                     in name of
    ------------                      ------                     ----------




         The undersigned, as Custodian, hereby acknowledges receipt of the certificate(s) above identified, to be held and disposed of pursuant to the directions in the foregoing Power of Attorney and Custody Agreement and hereby agrees to act as Custodian in accordance with the terms of the Power of Attorney and Custody Agreement, this ____ day of __________, 1999.



                                              AMERICAN STOCK TRANSFER
                                              & TRUST COMPANY
                                                  as Custodian



                                              By:
                                                  -----------------------------
                                                       Authorized Signature








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         The undersigned hereby agree to act as Attorneys-in-Fact for the above-named Selling Shareholder in accordance with the terms of this Power of Attorney and Custody Agreement this ____ day of __________, 1999.




                                             ----------------------------------
                                             [Name]



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                                             [Name]






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